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                                                                    Exhibit 5.1
                                LAW OFFICES OF
                              FISHER THURBER LLP
     A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                       4225 Executive Square, Suite 1600
                        La Jolla, California 92037-1483
                                  619-535-9400
                                Fax 619-535-1616

                                January 14, 1998


Board of Directors
Vyrex Corporation
2159 Avenida de la Playa
La Jolla, CA 92037

     Re:  Form S-3 Registration Statement

Ladies and Gentlemen:

     We have acted as special counsel for Vyrex Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3, Registration No. 333-40665 (the "Registration Statement"), and the Prospectus to be included therein (the "Prospectus") pursuant to which it is proposed to offer up to 1,647,030 shares of Common Stock, par value $.001 per share, as stated on the facing page of the Registration Statement. Capitalized terms used herein have the meanings ascribed to them in the Registration Statement unless otherwise noted.

     We are familiar with the proceedings by which the Common Stock has been authorized, and we have reviewed and are familiar with the Articles of Incorporation, as amended, and the By-Laws of the Company and such other corporate records and documents as we have deemed necessary to express the opinion herein stated. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents and all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that the Common Stock to be sold and delivered as contemplated by the Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to all references to this firm in the Registration Statement and all amendments to the Registration Statement. We further consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Sincerely,

                                        FISHER THURBER LLP


                                        By: /s/ David A. Fisher
                                            ---------------------------------
                                            David A. Fisher